SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 October 6, 2004


                                  GenoMed, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

         FLORIDA                       000-49720                43-1916702
----------------------------       ----------------       ----------------------
(State or other jurisdiction       (Commission file            (IRS Employer
     of incorporation)                   number)          Identification Number)

             9666 Olive Blvd., Suite 310, St. Louis, Missouri 63132
             ------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

               Registrant's telephone number, including area code:
               ---------------------------------------------------
                                 (314) 983-9933

                                 NOT APPLICABLE
          (Former name or former address if changed since last report)


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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 6, 2004, GenoMed announced that it had signed a four-year Agreement with Instituto Superiore di Sanita ("ISS") of Rome, Italy for the collaborative development of angiotesin II type 1 receptor blockers (ARB) for treatment of avian influenza type A.

GenoMed hopes the parties' collaborative research efforts under the Agreement will lead to the development of effective treatments for avian influenza Type A in chickens.

If effective ARB treatments are jointly developed by the parties under the Agreement, the parties hope to obtain a partner to commercialize the technology in the poultry production industry. Each party will retain the right to individually commercialize any treatments developed using only that party's confidential information or inventions.

As part of the Agreement, GenoMed has granted ISS the exclusive option to acquire an exclusive worldwide license, with right of sublicense, to a February 12, 2004 U.S. patent application by Dr. David W. Moskowitz, President and CEO of GenoMed, for a type of ARB treatment for birds, pigs and other vertebrate hosts, and in any further patent applications claiming priority from the same. The patent has been applied for but not issued as of the date of this report. The option will expire one year after the effective date of the Agreement. Any such license will obligate ISS to:

     o    pay patent prosecution expenses

     o develop a research and development plan to validate the efficacy of the treatment in a statistically significant field trial program

     o    use efforts to identify a commercial partner

     o pay GenoMed 30% of all technology transfer proceeds, after deducting patent expenses

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If ISS is unable  to  commercialize  the  technology  within  five  years  after exercising the option, its exclusive license would be limited to Europe, the Middle East and Africa. GenoMed would be entitled to 30% of any technology transfer proceeds in this region.

There can be no assurance that any effective treatments will be developed under the Agreement, that any treatments that are developed will have commercial potential, or that the Agreement with ISS will generate revenues for GenoMed.

The Agreement prohibits either party from publishing the results of the collaboration without the consent of the other party.

Item 9.01 Financial Statements and Exhibits

     (c)  Exhibits

     10.1 Collaboration Agreement between Instituto Superiore de Sanita and GenoMed, Inc.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GenoMed, Inc.

Dated:  October 6, 2004
                                         By: /s/ David W. Moskowitz
                                             -----------------------------------
                                                 Dr. David W. Moskowitz
                                                 Chairman of the Board and Chief
                                                 Executive Officer